Exhibit 5.1

New York
Sonoco Products Company
1 N. Second St.	601 Lexington Avenue, 31st Floor
Hartsville, South Carolina 29550	New York, NY 10022

T +1 (212) 277-4000
F +1 (646) 521-5726

freshfields.us

August 12, 2022

Ladies and Gentlemen:

Sonoco Products Company, a South Carolina corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an unspecified amount of the following securities: (i) one or more series of debt securities of the Company (the “Debt Securities”), which may be issued pursuant to an Indenture, dated as of June 15, 1991, by and among the Company and Regions Bank, as successor to The Bank of New York Mellon Trust Company, N.A. and Wachovia Bank of North Carolina, National Association, as trustee (the “Trustee”), as it may be amended and supplemented from time (the “Indenture”); (ii) one or more series of preferred stock, no par value, of the Company (the “Preferred Stock”); (iii) common stock, no par value, of the Company (the “Common Stock”); (iv) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (v) depositary shares representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the preferred stock depositary to be named therein (the “Depositary”); (vi) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (vii) guarantees of Debt Securities (the “Guarantees”), which may be issued under one or more guarantee agreements (each, a “Guarantee Agreement”) between the Company and the other party or parties to be named therein; and (viii) units (the “Units”), which may be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

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Sonoco Products Company	2ï4

We, as your special counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that the Company is validly existing as a corporation in good standing under the laws of the State of South Carolina. In addition, we have assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

In rendering the opinion expressed herein relating to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed the correctness, without independent investigation, as to matters relating to the laws of the State of South Carolina and Company authority, of the opinion of John M. Florence, Jr., a copy of which is filed as Exhibit 5.2 to the Registration Statement, and our opinion is subject to all of the limitations and qualifications contained therein.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company in accordance with applicable law; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and applicable law; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and applicable law, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision of the Indenture or any supplemental indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company in accordance with applicable law; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and applicable law; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and applicable law, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Sonoco Products Company	3ï4

3.	When any shares of Preferred Stock underlying the Depositary Shares have been duly authorized, duly established and, if appropriate, reserved for issuance and sale in accordance with the applicable Depositary Agreement, the Company’s organizational documents and applicable law, the Depositary Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company in accordance with applicable law; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Depositary Agreement and applicable law; and such Depositary Shares and the shares of Preferred Stock represented by such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement and applicable law, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company in accordance with applicable law; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement and applicable law; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and applicable law, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	When the Guarantee Agreement to be entered into in connection with the issuance of any Guarantees has been duly authorized, executed and delivered by the Company and any other party or parties thereto in accordance with applicable law; the specific terms of the Guarantees have been duly authorized and established in accordance with the Guarantee Agreement and applicable law,; and such Guarantees have been duly authorized, executed, issued and delivered in accordance with the Guarantee Agreement and applicable law, such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company in accordance with applicable law; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement and applicable law; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and applicable law, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Sonoco Products Company	4ï4

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security, which terms will conform to the description thereof in the Registration Statement or the prospectus supplement relating thereto and, in the case of Debt Securities, the Indenture, and shall have duly authorized the issuance and sale of such security in accordance with the Company’s organizational documents and applicable law and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of South Carolina; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indenture and any Warrant Agreement, Depositary Agreement, Purchase Contract Agreement, Guarantee Agreement and Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (v) such security will be offered, sold and delivered to, and paid for by, the purchaser thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered in accordance with applicable law by the parties thereto; (vi) that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft, specimen or certificate; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default or breach under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement, Depositary Agreement, Purchase Contract Agreement, Guarantee Agreement and Unit Agreement will be governed by the laws of the State of New York.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States (“U.S.”) shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding U.S. federal statute and no controlling U.S. federal court decision on this issue. Accordingly, we express no opinion as to whether a U.S. federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP